Exhibit 10.8
(English Translation)

Lease Contract at Gaoneng Street Incubating Base

No:

Party  A (Lessor): Dalian Shuangde Scientific Industry and Trading Co. Ltd

Party B (Lessee): Dalian Heavy Mining Equipment Manufacturing Co., Ltd.

In accordance with << Contract Law of People’s Republic of China>> and the relevant leasing rules and regulations of Dalian City, both parties have reach consensus and hereby enter this contract:

Article One:                         Terms and Conditions

Party A is to let the premise at Street Gaoneng  No 26 Building    Block     , consisting of House     in the Dalian High-Tech Garden, in total of ____ to Party B for use. The housing construction area is           square meters.

Article Two:                         Term of Lease

The term of lease is from Febuary 1, 2010 to Febuary 1, 2011, one year in length.

Article Three                       Charges, Rent and Payment

1.           The total rental fee is RMB 270,000 , including Rent RMB 158,970, comprehensive service fee RMB 68,130, Utilities for Heat and Conditioning RMB 42, 900. In Chinese Capital Two Seventy Thousand RMB Even.

2.           The total rental fee shall be made in two installments by Party B, with RMB 135,000 immediate payable after signing this contract and the other before August 1, 2010. Any extra shall be made through the riders.

3.           The deposit is       RMB payable at the time of contract.

4.           The utilities for water and power are at the expense of Party B, payable to Party A in terms of << Innovation Center Water and Power Charge>> before the 15th day of each month.

5.           The telephone line and its installation shall be arranged by Party B at its own expense.

Article Four                         Rights and Duties of Party B

1.           Party B shall legally operate business within its business scope as approved by the Industrial and Commercial Administration Bureau.

2.           Party B has right to use the premise within the term of lease, but in no event shall change the house structure and nature at Party B’s sole discretion.   Any renovation by Party B is subject to Party A’s approval at Party B’s expense. If any change made to the house structure and nature without approval from Party A, Party B shall be liable for any resulting damage therefrom.

3.           Any fixture made during the renovation shall be transferred to the title of Party A at the end of lease, and is incapable of any credits to Party B. Such fixture is not removable unless it is necessary and is permitted by Party A.

4.           During the term of lease Party B shall not sublet or transfer the premise to any third party. Once violation is discovered, Party A shall have right to repossess the premise and terminate the lease. Party B shall be held liable for any damage resulting from such violation.

5.           Party B has duty to maintain public facilities, sanitation and security in the premise.

Article Five                          Rights and Duties of Party A

1.           Party A has duty to provide Party B with a normal working environment, with no hindering to Party B’s business.

2.           Party A has duty to furnish each office in the premise with lighting, 220v receptacle and heating system. Party A shall provide each floor with water and sewage system, as well as maintenance and repairing.

3.           Party A shall have right of reimbursement for any cost and expense that shall be on Party B.

4.           Party A has duty to assist Party B in any official lease approving procedure.

Article Six                            Breach of Contract

1.           Any late payment of overdue rent, comprehensive service and any other payable to Party A will result in daily penalty equivalent to 0.1% of the overdue amount.

Any late payment in excess of 30 days will result in Party A’s repossession of the premise and termination of the lease, in addition to the forfeiture of deposit.

2.           A 30 days notice to Party A is required for Party B’s early termination. Party A shall then be entitled to any rent and charges actually occurred, as well as the deposit.

3.           If late delivery of the premise occurs, 0.1% of the total rent will be imposed to Party A for each day of late delivery.

4.           Any disputes arising from this contract shall be resolved through negotiation, if failed ,to the People’s court.

Article Seven                           Riders Recognized by Both Parties

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Article Eight

Any issues not exhausted in this contract shall be settled and supplemented through both parties’ negotiation. Such supplemental agreement shall has the same legal effect as this contract.

Article Nine

This contract has two original copies, each held by one party, and shall take effective on the date of signature.

Party A (Seal):	Party B (Seal):

Corporate Representative (Signature)	Corporate Representative (Signature)
Seal In Red:	Seal In Red
Dalian Shuangde Scientific Industry and	Dalain Heavy Mining Equipment
Trading Co. Ltd	Manufacturing Co., Ltd.

Dalian ZhongKuang Equipment Manufacturing Co., Ltd.

Authorized Agent (Signature)	Authorized Agent (Signature)
/s/ Zhao, Dian Lang	/s/ Ru, Jie Xian